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Exhibit 10.6

ZYCAD CORPORATION
EMPLOYMENT, CONFIDENTIAL INFORMATION AND
INVENTION ASSIGNMENT AGREEMENT

I, Douglas E. Klint, as a Condition of my employment with Zycad Corporation, its subsidiaries, successors and assigns (collectively the "Company"), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, agree to the following:

1. AT-WILL EMPLOYMENT. I understand and acknowledge that my employment with the Company is for an unspecified duration of time and constitutes "at-will" employment. I acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option of either the Company or myself, with or without notice.

2. CONFIDENTIAL INFORMATION.

(a) COMPANY INFORMATION. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of an officer of the Company, any Confidential Information of the Company. I understand that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved.

(b) FORMER EMPLOYER INFORMATION. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) THIRD PARTY INFORMATION. I recognize that the Company has received, and in the future will receive, from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company's agreement


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with such third party.

3. INVENTIONS.

(a) INVENTIONS RETAINED AND LICENSED. I have attached hereto as Exhibit A a list describing all inventions, original works or authorship, developments, improvements and trade secrets which were made by me prior to my employment with the Company (collectively "Prior Inventions"), which belong to me, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, the Company is hereby granted and shall have a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior invention as part of or in connection with such product, process or machine.

(b) ASSIGNMENT OF INVENTIONS. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements or trade secrets, whether or not patentable or registerable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, during the period of time I am in the employ of the Company (collectively "Inventions"), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope and during the period of my employment with the Company and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

(c) INVENTIONS ASSIGNED TO THE UNITED STATES. I agree to assign to the United States government all my right, title and interest in and to any and all inventions whenever such full title is required to be in the United States by a Contract between the Company and the United States or any of its agencies.

(d) MAINTENANCE OF RECORDS. I agree to keep and maintain adequate and current written records of all inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings and any other format that may be specified by the Company. The records will be available to, and remain the sole property of, the Company at all times.

(e) PATENT AND COPYRIGHT REGISTRATIONS. I agree to assist the Company or its designee, at the Company's expense, in every proper way to secure the Company's rights in the inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applicable forms, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers, shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f) EXCEPTION TO ASSIGNMENTS. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any inventions which qualifies under the provisions of California Labor Code
Section 2870 attached hereto as Exhibit B. I will advise the Company promptly in writing of any inventions that I believe meet the criteria in California Labor Code Section 2870 and not otherwise disclosed on Exhibit A.

4. CONFLICTING EMPLOYMENT. I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of my employment, nor will I engage in any other activities that conflict with my obligations to the Company.

5. RETURNING COMPANY DOCUMENTS. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with


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the Company or otherwise belonging to the Company, its successors or assigns.
In the event of the termination of my employment, I agree to sign and deliver the Company's standard Termination Certification.

6. NOTIFICATION TO NEW EMPLOYER. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

7. CORPORATE CODE OF BUSINESS ETHICS POLICY. I agree to diligently adhere to the Company's Corporate Code of Business Ethics Policy a copy of which has been received by me.

8. REPRESENTATIONS. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

9. ARBITRATION AND EQUITABLE RELIEF.

(a) ARBITRATION. Except as provided in Section 9(b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement shall be settled by arbitration, in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction. The Company and I shall each pay one-half (1/2) of the costs and expenses of such arbitration, and each of us shall separately pay our attorneys fees and expenses.

(b) EQUITABLE REMEDIES. I agree that it would be impossible or inadequate to measure and calculate the Company's damages from any breach of the covenants set forth in Sections 2, 3, and 5 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

10. GENERAL PROVISIONS.

(a) GOVERNING LAW: CONSENT TO PERSONAL JURISDICTION. This Agreement will be governed by the laws of the State of California. I hereby expressly consent to the personal jurisdiction of the state and federal courts located in California for any lawsuit filed there against me by the Company arising from or relating to this Agreement.

(b) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions and agreements between us. No moderation of, or amendment to, this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect


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the validity or scope of this Agreement.

(c) SEVERABILITY. If one or more of the provisions of this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.


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(d) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and assigns.

June 5, 1997                            /S/ Douglas E. Klint
------------------------                ------------------------------
                                        Signature of Employee

                                        ------------------------------
------------------------                Name of Employee

                                        ZYCAD CORPORATION

                                        By:       /S/ Phillips W. Smith
                                        -------------------------------
------------------------
                                        Title: President and CEO


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EXHIBIT A

LIST OF PRIOR INVENTIONS AND ORIGINAL WORKS OF AUTHORSHIP


Title                   Date             Identifying Number
                                         or Brief Description
                                         --------------------













____ No Inventions or improvements
____ Additional sheets attached


---------------------------------------
Signature


---------------------------------------
Name (please print or type)


---------------------------------------
Date


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EXHIBIT B

CALIFORNIA LABOR CODE SECTION 2870
EMPLOYMENT AGREEMENTS; ASSIGNMENT OF RIGHTS



"(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrable anticipated research or development of the employer.

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision of an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable."


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ZYCAD CORPORATION
CORPORATE CODE OF BUSINESS ETHICS POLICY

Zycad Corporation (the "Company") is committed to conducting its affairs in strict compliance with the letter and spirit of the law and adhering to the highest principles of business ethics. The basis for this policy is the fundamental and abiding respect for law and ethical business practices, and a realization that the Company's overall interests and those of employees, stockholders and the public are best served by rigid adherence to this policy. All employees of the Company are expected to conduct themselves in a manner that supports these principles and demonstrates commitment to excellence and integrity in business relationships. Accordingly, all employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and CEO and written approval for continuation must be obtained.

1. Revealing confidential information or trade secrets to outsiders or misusing confidential information or trade secrets. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

2. Providing to any agent, customer or representative of the customer as an inducement or reward for assistance in making a deal, or accepting from suppliers, competitors or customers, payment of any kind, expensive entertainment, vacations or pleasure trips, gifts of more than nominal value or other favors, except those which are customarily accepted or given as common courtesy associated with usual business practice and good judgment.

3. Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is, or appears to be, a personal or social involvement.

4. Initiating or approving any form of personal or social harassment of employees.

5. Investing or holding outside directorships in suppliers, customers or competing companies, including financial speculation, where such investment or directorship might influence in any manner a decision or course of action of the Company.

6. Borrowing from, or lending to, customers or suppliers.

7. Using "Inside Information" obtained by reason of their employment for personal gain or advantage. This includes (a) the disclosure or improper use of confidential information, (b) the purchase of securities based on such things as knowledge of a pending acquisition, a major new development or product, a dramatic increase or decrease in the level of business, or a pending stock split, and (c) the acquisition of assets from the Company which could be sold on more favorable terms to others.

8. Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.


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9. Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

10. Making any unlawful agreements with distributors with respect to prices.

11. Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

12. Engaging in side agreements, either oral or written, between a salesperson and the customer beyond what is disclosed in the contractual documents.

13. Failing to comply in all respects with the Antitrust Foreign Corrupt Practices Act, and trade regulation laws applicable to operations of the Company.

14. Failing to utilize corporate funds for lawful corporate purposes only and properly and accurately reflecting all transactions on its books and records.

15. Engaging in any conduct which is not in the best interest of the Company.

Each employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this code of business ethics of interest policy may result in discharge without warning.

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                                     ADDENDUM TO
                             ZYCAD CORPORATION EMPLOYMENT
                             CONFIDENTIAL INFORMATION AND
                          INVENTION AND ASSIGNMENT AGREEMENT

This Addendum is made this 5th day of June 1997 between Douglas E. Klint ("Employee") and Zycad Corporation (the "Company").

The Zycad Corporation Employment Confidential Information and Invention Assignment Agreement is amended by adding a provision that reads as follows:

          "In the event Employee's employment with the Company is terminated involuntarily and without cause, or in the event the Company is sold, or a change of control of 50% or more of the Company's outstanding common stock occurs, or it is merged with another company and Employee is not offered a comparable position with at least equal compensation, the Company will pay Employee severance pay consisting of base salary only plus health insurance benefits payable on a semimonthly basis for a period of twelve (12) months or until Employee becomes re-employed, whichever occurs first.

ZYCAD CORPORATION

By:  /s/ Phillips W. Smith                   /s/ Douglas E. Klint
     ---------------------                   --------------------
     Phillips W. Smith                       Douglas E. Klint